United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$192,620
Unrealized Gain (Loss) on Market Value of Futures	(1,775,380)
Dividend Income	1,259
Interest Income	485
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,579,966)

Expenses
General Partner Management Fees	$33,903
Tax Reporting Fees	9,510
Audit Fees	6,960
Legal Fees	905
Brokerage Commissions	889
NYMEX License Fee	848
Non-interested Directors' Fees and Expenses	703
Prepaid Insurance Expense	699
Total Expenses	$54,417
Net Income (Loss)	$(1,634,383)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$73,791,696
Withdrawals (200,000 Units)	(8,345,602)
Net Income (Loss)	(1,634,383)

Net Asset Value End of Month	$63,811,711
Net Asset Value Per Unit (1,550,000 Units)	$41.17

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612